UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-2364
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 29, 2010, Celsion’s Board of Directors elected Robert W. Hooper, age 64, as a Class II Director.  Mr. Hooper brings a wealth of commercial and operational experience to the Board having previously served as the President of IMS North America, President of Abbott Laboratories Canada and Managing Director of Abbott Australasia. Mr. Hooper will fill a vacancy created by Gary W. Pace, PhD., who tendered his resignation as a member of the Company's Board of Directors effective July 29, 2010 after consideration of his current business and personal obligations.

Mr. Hooper's Class II term will expire at the Company's Annual Meeting of Shareholders in 2012, at which time he will be eligible for nomination for another term.  At the present time, Mr. Hooper has not been appointed to any committees of the Company's Board of Directors.  Mr. Hooper will receive standard director fees and benefits, including an initial grant of stock options under the Company's 2007 Stock Incentive Plan to purchase 30,000 shares of Celsion's common stock, vesting in three installments over three years, at an exercise price equal to the fair market value thereof on the effective date determined in accordance with the Plan.  The outside director compensation plan is described in more detail in the Company's Definitive Proxy Statement for its 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 30, 2010.

The Board of Directors has determined that Mr. Hooper is an independent director in accordance with the applicable rules of the Securities and Exchange Commission and The NASDAQ National Market.

On August 2, 2010, the Company issued a press release announcing the foregoing matters, a copy of which is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company, dated August 2, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION
Date: August 2, 2010	By:	/s/ Jeffrey W. Church
Jeffrey W. Church Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of the Company, dated August 2, 2010